SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                     LCA-Vision Inc.
      (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing fee (Check the appropriate box)
[X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
1)   Title of each class of securities to which transaction
     applies:
________________________________________________________

2)    Aggregate number of securities to which transaction applies:
          __________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________
4)    Proposed maximum aggregate value of transaction:
_________________________________________________________________

5)    Total fee paid:
_________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
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2)  Form, Schedule or Registration Statement No.:
___________________________________

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4)  Date filed:
___________________________________

                            LCA-VISION INC.
                        7840 Montgomery Road
                        Cincinnati, Ohio 45236

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            June 9, 1997

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of the Stockholders of LCA-Vision Inc. to be held on June 9, 1997 at 12:00 noon at The Queen City Club, 331 East Fourth Street, Cincinnati,
Ohio 45202, for the purpose of considering and acting on the following:

1.  Election of four directors to serve until the 1998 Annual
Meeting.

2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 9, 1997 will be entitled to vote at the meeting.

                           By Order of the Board of Directors

                           Sandra F.W. Joffe
                           Secretary
May 12, 1997




                           IMPORTANT

A Proxy Statement and proxy are submitted herewith. As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the meeting may personally vote on all matters which are considered in which event their signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

                         PROXY STATEMENT

                         LCA-VISION INC.
                      7840 Montgomery Road
                    Cincinnati, Ohio  45236

                   ANNUAL MEETING OF STOCKHOLDERS

                           June 9, 1997

                           INTRODUCTION

The enclosed form of proxy is being solicited on behalf of the Board of Directors of LCA-Vision Inc. (also referred to as "LCA-Vision" or the "Company") for the Annual Meeting of Stockholders to be held on June 9, 1997. Each of the 19,599,237 shares of LCA-Vision Common Stock, $.001 par value (the "Common Stock"), each of the 1,688 shares of LCA-Vision Class A Preferred Stock, $.001 par value (the "Class A Preferred Stock") outstanding on May 9, 1997, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Only stockholders of record on the books of the Company at the close of business on May 9, 1997 will be entitled to vote at the meeting either in person or by proxy. Also outstanding are 12.6 shares of LCA-Vision Interim Series Class B Preferred Stock, $.001 par value which are presently nonvoting. This Proxy Statement is being mailed to stockholders on or about May 12, 1997.

The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

The Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed with this Proxy Statement.


                         ELECTION OF DIRECTORS

Four directors are to be elected to hold office until the 1998 Annual Meeting of Stockholders. It is the intention of the individuals named in the proxy to vote for the election of only the four nominees named. Only four directors will be elected. There will remain one vacancy as a result of David M. Schneider's resignation from the Board of Directors, which will be filled when a suitable candidate has been identified. The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the four nominees named.

Nominees Stephen N. Joffe, M.D., Sandra F.W. Joffe, Craig P.R. Joffe and John C. Hassan are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the four highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the four nominees specified above unless otherwise instructed by the stockholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Directors are elected annually and serve for one year terms.
Information with respect to each of the four nominees is as follows:

Stephen N. Joffe, M.D., MBChB, MD, FRCS (Edin.), FRCS (Glasg.), FCS (S.A.), FACS, age 53, has been the President, Chief Executive Officer and a director of the Company since July, 1995. He was the founder of the Company's predecessor, Laser Centers of America, Inc. ("LCA"), and served as its Chairman of the Board and Chief Executive Officer from its founding in 1985 through the date of its merger into the Company in September, 1995. In addition, Dr. Joffe is an Esteemed Professor of Surgery at the University of Cincinnati Medical Center, a position he has held since 1990.

Sandra F.W. Joffe, age 53, has been the Treasurer, Secretary and a director of the Company since July, 1995 and held the same positions with LCA from its founding in 1985 through the date of its merger into the Company in September, 1995.

Craig P.R. Joffe, age 24, has graduated from Harvard Law School and has joined the law firm of Sullivan and Cromwell as an associate in its London, England office.

John C. Hassan, age 54, has been President of Champion Printing, Inc. since 1991. Previously, he was Vice President, Marketing of the Drackett Company, a division of Bristol-Myers Squibb, from 1984 to 1990. He currently serves as Treasurer of Printing Industries of Southern Ohio, and is a Board member of the Ohio Graphics Arts Health Fund, the Camargo Club and serves on the United Way and Fine Arts campaigns.


           BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 1996, the Board of Directors met on 8 occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).


                    SECURITY OWNERSHIP OF
           CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth information with respect to the beneficial ownership of shares of Common Stock and Preferred Stock as of May 9, 1997 of each executive officer, each director, and each stockholder known to be the beneficial owner of 5% or more of Common Stock or Preferred Stock, and all officers and directors as a group.

Title of Class              Name and Address of      Amount and Nature    Percent
                            Beneficial Owner(1)      of Ownership         of Class
--------------              -------------------      -----------------    --------
Common Stock                Stephen N. Joffe, M.D.   17,731,912             90.47%
                            President and Director   shares owned of
                            8750 Red Fox Lane        record and
                            Cincinnati, Ohio 45243   beneficially(2)(3)

Class A Preferred Stock     Stephen N. Joffe, M.D.   3,376 shares owned     51.00%
                            President and Director   of record and
                            8750 Red Fox Lane        beneficially
                            Cincinnati, Ohio 45243


Class B Preferred Stock     Stephen N. Joffe, M.D.   11 shares owned        87.30%
                            President and Director   of record and
                            8750 Red Fox Lane        beneficially
                            Cincinnati, Ohio 45243

Common Stock                Sandra F.W. Joffe        3,852,649 shares owned 19.66%
                            Secretary, Treasurer     of record and
                            and Director             beneficially (2)(3)
                            8750 Red Fox Lane
                            Cincinnati, Ohio 45243

Class B Preferred Stock     Sandra F.W. Joffe        1.6 shares owned       12.70%
                            Secretary, Treasurer and of record and
                            Director                 beneficially
                            8750 Red Fox Lane
                            Cincinnati, Ohio 45243

Common Stock                Craig P.R. Joffe         2,500,313 shares owned 12.76%
                            Director                 of record and
                            22 Bigelow Street #2B    beneficially(2)
                            Cambridge,  MA 02139

Common Stock                John C. Hassan           75,000 shares owned      .37%
                            Director                 of record and
                            7840 Montgomery Road     beneficailly(4)
                            Cincinnati, Ohio 45236

Common Stock                All directors and        18,248,537 shares(4)   90.81%
                            executive
                            officers as a group
                            (6 persons)

Class A Preferred Stock     All directors and        3,376 shares owned     51.00%
                            executive officers       of record and
                            as a group (6 persons)   beneficially

Class B Preferred Stock     All directors and        12.6 shares owned     100.00%
                            executive officers as    of record and
                            a group (6 persons)      beneficially

__________________________

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in other footnotes to this table.

(2) Includes 5,000 shares which may be voted by Dr. Joffe as proxy for Sandra F.W. Joffe and Craig P.R. Joffe. Sandra and Craig
Joffe's share totals set forth above include the shares under proxy.

(3) Includes 1,000 shares which are held jointly by Dr. Joffe and Sandra F.W. Joffe.

(4) Includes 75,000 shares of Common Stock issuable to Mr. Hassan upon the exercise of certain unexercised stock options.

(5) Includes a total of 496,500 shares of Common Stock which may be acquired upon the exercise of certain unexercised outstanding stock options.

Sandra F.W. Joffe, director, Secretary and Treasurer of the Company is married to Dr. Joffe. Craig P.R. Joffe, a director of the Company, is their son.


                    EXECUTIVE COMPENSATION

Summary

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer and the only other executive officers whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year:

                   SUMMARY COMPENSATION TABLE
                                  Annual             Long-Term
                                Compensation        Compensation
                                                      Awards


                                                    Securities        All
Name and Principal                                  Underlying        Other
Position              Year   Salary($)     Bonus($) Options (#)    Compensation($)

Stephen N. Joffe,     1996   $198,000(1)   --         --           $52,534(2)
President and         1995   $547,032(1)   --         --           $60,672(2)
Chief Executive       1994   $605,000(1)   --         --           $51,919(2)
Officer


Judith A. Crist,      1996   $109,400      --        200,750 shs.  --
Executive Vice-       1995   $ 94,600      $25,594    --           --
President, Operations


Gregory A. Livingston
Executive Vice
President of Planning
and Program
Development           1996   $103,800      --        135,750 shs.   --
_____________________________

(1) Dr. Joffe as a stockholder of Laser Centers of America, Inc. ("LCA"), an S corporation, merged into the Company on September 29, 1995, received distributions from the Company. These distributions were separate and discrete from the salary and other compensation paid by the Company to Dr. Joffe and, accordingly, the amounts set forth herein do not include S corporation distributions. See "Certain Relationships and Related Transactions" herein.

(2)  Includes for 1994, 1995 and 1996, respectively, $4,678, $5,845 and $5,845, which was a car allowance and $15,104, $14,139 and $778, which were term life insurance and long-term disability premiums for insurance benefitting named executive. Also includes for 1994, 1995, and 1996, respectively, $32,137, $40,688 and $45,911 placed in a life insurance trust benefitting named executive.

Stock Options

The following table sets forth information regarding stock options to the executive officers during 1996:

              OPTION GRANTS IN LAST FISCAL YEAR
                      Individual Grants
                  Number of       % of Total
                  Securities      Options Granted
                  Underlying      to Employees    Exercise
                  Options         in Fiscal       or Base      Expiration
Name              Granted(#)(1)   Year            Price $/sh   Date
Judith A. Crist        750        Less than 1%       $5.25     1/1/2006
                   200,000        10.2%              $5.25     6/3/2006

Gregory A.             750        Less than 1%       $5.25     1/1/2006
Livingston         135,000        6.9%               $5.25     6/3/2006

________________________

(1) All such options first become excercisable as to 20% of the shares covered after the end of the first year after the date of grant, with 20% per year becoming exercisable for the succeeding four years and are exercisable in full after the end of five years. The option price is not adjustable over the 10-year term except due to stock splits and similar occurrences affecting all outstanding stock.

The following table sets forth information regarding stock options exercised by executive officers during 1996 and the value of unexercised in-the-money options held by the named parties as of December 31, 1996:

                 AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEARS AND FY-END OPTION VALUES
           Shares                          Number of Securities               Value of
           Acquired on   Value             Underlying Unexercised           Unexercised
 Name      Exercise (#)  Realized ($)      Options at FY-End            In-the-Money Options
                                                                             at FY-End ($)

                                          Exercisable  Unexercisable Exercisable   Unexercisable
Judith
A. Crist       0             0                   0      200,750           0            0

Gregory A.
Livingston     0             0                   0      135,750           0            0


/TABLE

Director Compensation

The Company has no standard arrangements for compensation of directors, except as provided in the LCA-Vision Directors'
Nondiscretionary Stock Option Plan, and all directors served and continue to serve without compensation directly attributable to their services. There are no non-standard compensation arrangements with directors of the Company.


        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 1995, the Company was a party, directly or indirectly, to the following transactions with its current directors, executive officers and principal stockholders (including any of their associates or affiliates):

LCA previously was treated for federal income tax purposes as an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). In 1995, prior to the merger with and into LCA-Vision, LCA declared and paid to its two stockholders distributions of $8,456,000, in cash, which constituted payments to the stockholders of LCA's past earnings on which those stockholders have already paid income taxes under Subchapter S of the Code.

Prior to the merger of LCA into the Company, Dr. and Mrs. Joffe, utilizing a portion of the proceeds of their S corporation distribution from LCA, agreed to lend a total of $4,390,772 to the Company, receiving in return, two long term promissory notes for the principal amount plus interest at a rate of 6.91% per annum. All sums due to Dr. and Mrs. Joffe under the promissory notes are due and payable in full upon the maturity of the promissory notes, September 26, 2005. Any or all amounts due under the promissory notes may be prepaid at any time, without penalty.

Dr. Joffe is the guarantor of approximately $11,080,000 in bank loans to the Company, including a mortgage note in the amount of $3,080,000 which remained outstanding at December 31, 1996, and a working capital credit line of up to $8,000,000 on which $3,438,000 had been drawn at December 31, 1996. To date, Dr. Joffe has not been compensated for these personal guarantees.

In May 1995, the Company acquired a 45% interest in the Surgery Center of Georgia, LLC, Atlanta, Georgia ("SCG"). The transaction was funded entirely by borrowings by SCG. The Company guaranteed a portion of SCG's debt. The Company's principal stockholder acquired another 35% interest in SCG in a similar fashion. In September 1995, the Company's 45% interest in SCG was distributed to the principal stockholder. The Company remained as a guarantor on approximately $2,200,000 of SCG's debt on a temporary basis after the distribution, until the principal stockholder arranged the elimination of the Company's guarantee prior to the end of 1995.

Dr. Joffe is the principal stockholder and majority owner of The LCA Center for Surgery, Ltd., Cincinnati, Ohio, an Ohio limited liability company ("The Cincinnati Surgery Center"), which was organized in September, 1995. The Company does not hold an investment in the Cincinnati Surgery Center. The Company has leased to The Cincinnati Surgery Center, for a period of 20 years at an annual rental of $190,000, a portion of its office building located at 7840 Montgomery Road and also will provide to The Cincinnati Surgery Center accounting, management and administrative services pursuant to an Administrative Services Agreement for a fee of $5,000 per month.

LCA and Dr. Joffe previously owned all of the stock of LCA Canada, Inc. ("LCA Canada") which owned 67% of the stock of the Toronto
Laservision Centre, Inc. (the "Centre").   LCA and Dr. Joffe
contributed their entire interest in LCA Canada to the Company in exchange for nominal consideration. LCA-Vision renamed the subsidiary LCA-Vision Canada, and on August 31, 1995 acquired the remaining 33% of the stock of the Centre from certain unaffiliated holders. Accordingly, the Centre is now a wholly-owned subsidiary of the Company, through its subsidiary LCA-Vision Canada.

In November and December, 1996, Dr. Joffe entered into a debt conversion transaction with the Company pursuant to which he converted a total of $2,200,000 of the debt owed to him by the Company into 11 shares of Interim Series Class B Preferred Stock. Similarly, Mrs. Joffe converted a total of $321,672 of debt owed to her into 1.6 shares of Interim Series Class B Preferred Stock.
Prior to July 1, 1997, the Interim Series Class B Preferred Stock is automatically convertible into the same security, if any, which may be issued to institutional investors in a private placement of $10,000,000 or more on the same terms and conditions as the institutional investors. From and after July 1, 1997, the Interim Class B Preferred Stock is convertible into Common Stock at the then current market price of Common Stock, at the option of the holders.


              1998 STOCKHOLDER PROPOSALS

In order for any stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion at the meeting, they must be received by the Secretary of the Company at 7840 Montgomery Road, Cincinnati, Ohio 45236, prior to February 4, 1998.


                        OTHER MATTERS

The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                         By Order of the Board of Directors



                         Sandra F.W. Joffe
                         Secretary